EXHIBIT 23.6

CONSENT OF NOMINEE FOR DIRECTOR OF
SCORPIO TANKERS INC.

I hereby consent to the reference to me in the prospectus included in the registration statement on Form F-1 of Scorpio Tankers Inc., as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ Donald C. Trauscht
Name: Donald C. Trauscht
Date: March 10, 2010

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